Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Reports Second Quarter 2017 Financial Results and

Declares a Dividend of $0.27 Per Share

BOSTON – August 3, 2017 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to lower middle market companies, announced today financial results for its second fiscal quarter ended June 30, 2017. Additionally, THL Credit announced that its Board of Directors has declared a third fiscal quarter 2017 dividend of $0.27 per share payable on September 29, 2017, to stockholders of record as of September 15, 2017.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of June 30, 2017
Total assets	$694.7
Investment portfolio, at fair value	$674.3
Net asset value	$377.1
Net asset value per share, attributable to THL Credit	$11.48
Weighted average yield on investments	11.0%
	Quarter ended June 30, 2017	Quarter ended June 30, 2016
Portfolio activity
Total portfolio investments made, at par	$23.4	$17.5
Number of new portfolio investments	2	—
Number of portfolio investments at end of period	46	49
Operating results
Total investment income	$20.3	$20.5
Net investment income	$10.2	$11.7
Net increase (decrease) in net assets from operations	$1.3	$(0.7)
Net investment income per share	$0.31	$0.35
Dividends declared per share	$0.27	$0.34

PORTFOLIO AND INVESTMENT ACTIVITY

In the second quarter, THL Credit closed on two new investments totaling $18.0 million and an additional $5.4 million in follow-on investments in five existing portfolio companies.

New investments, including follow-on investments, for the second quarter included:

•	$12.5 million first lien senior secured term loan and $0.5 million preferred equity position in Matilda Jane Holdings, Inc., a designer and direct selling marketer of specialty apparel and accessories;

•	$4.8 million first lien senior secured term loan and $0.2 million funded of a $0.3 million revolver commitment in Togetherwork Holdings, LLC, a provider of group management and payment solutions;

•	$4.0 million equity contribution to THL Credit Logan JV, LLC (“Logan JV”); and

•	$1.4 million to fund follow-on investments in four other portfolio companies.

Notable realizations for the quarter included:

•	$16.4 million in proceeds from the sale of a second lien term loan in Hostway Corporation;

•	$4.3 million from the partial sale of a preferred equity position in A10 Capital, LLC;

•	$1.7 million from the realization of all equity holdings in YP Equity Investors, LLC; and

•	$0.6 million from the sale of a second lien term loan in Washington Inventory Service.

These transactions bring the total fair value of THL Credit’s investment portfolio to $674.3 million across 46 portfolio investments at the end of the second quarter. As of June 30, 2017, THL Credit’s investment portfolio at fair value was allocated 64 percent in first lien senior secured debt, which includes unitranche investments, 8 percent in second lien debt, 3 percent in subordinated debt, 10 percent in the Logan JV, 2 percent in other income-producing securities and 13 percent in equity securities and warrants. The weighted average yield on new investments made in the second quarter of 2017 was 9.8 percent. As of June 30, 2017, the weighted average yield of the debt and income-producing securities, including the Logan JV, in the investment portfolio at their current cost basis was 11.0 percent. As of June 30, 2017, THL Credit had loans on non-accrual status with an aggregate amortized cost of $46.3 million and fair value of $27.4 million, or 6.8 percent and 4.1 percent of the portfolio’s amortized cost and fair value, respectively. During the six months ended June 30, 2017, two additional loans were put on non-accrual status with an existing loan coming off non-accrual status as part of a realization of the investment. As of June 30, 2017, 90 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 10 percent bore interest at fixed rates.

This compares to the portfolio as of Dec. 31, 2016, which had a fair value of $669.2 million across 47 portfolio investments allocated 55 percent in first lien senior secured debt, which includes unitranche investments, 14 percent in second lien debt, 4 percent in subordinated debt, 9 percent in the Logan JV, 4 percent in other income-producing securities and 14 percent in equity securities and warrants. The weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, at their cost basis was 11.2 percent. As of Dec. 31, 2016, THL Credit had loans on non-accrual status with an aggregate amortized cost of $13.8 million and fair value of $6.9 million, or 2.1 percent and 1.0 percent of the portfolio’s amortized cost and fair value, respectively. As of Dec. 31, 2016, 89 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 11 percent bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended June 30, 2017 and 2016 was $20.3 million and $20.5 million, respectively, and consisted of $14.5 million and $15.0 million of interest income on debt securities (which included PIK interest of $0.4 million and $0.5 million and prepayment premiums of $0 and $0.3 million, respectively), $3.3 million and $2.6 million of dividend income, $1.1 million and $1.7 million of interest income on other income-producing securities, and $1.4 million and $1.2 million of other income, including fees from THL Credit’s managed vehicles, respectively.

The decrease in investment income compared to the prior period was primarily due to the contraction in overall investment portfolio since June 30, 2016, which led to lower interest income. This decrease was offset primarily by an increase in dividend income related to the Logan JV and an increase in other income and fees.

Expenses

Expenses for the three months ended June 30, 2017 and 2016 were $10.1 million and $8.8 million, respectively. For the three months ended June 30, 2017 and 2016, base management fees were $2.7 million and $2.8 million, incentive fees were $1.2 million and $0, administrator and other expenses were $1.8 million and $2.0 million and fees and expenses related to THL Credit’s borrowings were $4.3 million and $3.9 million, respectively. In addition, for the three months ended June 30, 2017 and 2016, THL Credit recorded an income tax provision related to its consolidated blocker corporations, excise and other taxes of $0.1 million and $0.1 million, respectively.

The increase in operating expenses between the three month periods was due primarily to higher costs related to borrowings and higher incentive fees. This increase was offset by lower base management fees as a result of portfolio contraction and lower administrator expenses.

Net investment income

Net investment income totaled $10.2 million and $11.7 million for the three months ended June 30, 2017 and 2016, or $0.31 and $0.35 per share based upon 32,873,016 and 33,233,915 weighted average common shares outstanding, respectively.

The decrease in net investment income between the three month periods is primarily attributable to a decrease in interest on debt and other income-producing investments, higher interest and fees on borrowings and higher accrued incentive fees. This was offset by higher dividend income related to the Logan JV and other income.

Net realized gains and losses on investments

For the three months ended June 30, 2017, THL Credit recognized realized losses of $11.4 million from the sales of its second lien term loans in Washington Inventory Service and Hostway Corporation, which were partially offset by a change in unrealized depreciation. THL Credit also recognized a $1.3 million gain from the realization of its equity interests in YP Equity Investors, LLC. For the three months ended June 30, 2016, THL Credit recognized a net realized gain on portfolio investments of $3.7 million, primarily related to the sale of its equity investment in Surgery Center Holdings, Inc.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended June 30, 2017 and 2016, THL Credit’s investment portfolio had a net change in unrealized (depreciation) appreciation of $0.8 million and $(15.9) million, respectively.

The net change in unrealized appreciation (depreciation) on our investments for the three months ended June 30, 2017 as compared to the three months ended June 30, 2016 was driven primarily by the reversal of prior period net unrealized depreciation on the realization of certain investments and the financial performance of certain portfolio companies.

Benefit (provision) for taxes on unrealized gain on investments

For the three months ended June 30, 2017 and 2016, THL Credit recognized an income tax benefit (provision) for taxes on unrealized gains of $1.7 million and ($0.1) million related to consolidated subsidiaries, respectively.

The change in provision for taxes on unrealized gains on investments relates primarily to changes in the unrealized appreciation (depreciation) of the investments held in taxable consolidated subsidiaries, other temporary differences and a change in the prior year estimates received from certain portfolio companies.

Realized and unrealized appreciation (depreciation) on interest rate derivative

For the three months ended June 30, 2017 and 2016, THL Credit’s interest rate derivative agreement had a net change in unrealized appreciation (depreciation) of $0.01 million and $0.01 million, respectively.

For the three months ended June 30, 2017 and 2016, THL Credit recognized a realized loss related to amounts paid on the interest rate derivative of $0.01 million and $0.07 million, respectively.

The changes between the three month periods were due to capital market changes impacting swap rates. THL Credit’s five-year interest rate swap agreement expired on May 10, 2017.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $1.3 million and $(0.7) million, or $0.04 and $(0.02) per share based upon 32,873,016 and 33,233,915 weighted average common shares outstanding, for the three months ended June 30, 2017 and 2016, respectively.

The increase in net assets resulting from operations between the three month periods is due primarily to net realized and unrealized losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2017, THL Credit had cash of $3.9 million. THL Credit’s liquidity and capital resources are derived from its credit facilities, equity and debt raises and cash flows from operations, including investment sales and repayments, and income earned. THL Credit’s primary use of funds includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

As of June 30, 2017, THL Credit had $310.2 million in outstanding borrowings, which was comprised of $75.0 million outstanding on the term loan facility, $125.2 million outstanding on the revolving credit facility and $110.0 million of notes payable outstanding. As of June 30, 2017, borrowings outstanding had a weighted average interest rate of 4.77 percent. For the six months ended June 30, 2017, THL Credit borrowed $57.9 million and repaid $40.5 million under the credit facilities.

For the six months ended June 30, 2017, THL Credit’s operating activities used cash of $0.5 million primarily in connection with the purchase and sales of investments. Its financing activities provided $17.4 million of net borrowings on its credit facility and used $17.8 million for distributions to stockholders, $1.5 million to repurchase common stock and $0.1 million for the payment of financing and offering costs.

For the six months ended June 30, 2016, THL Credit operating activities provided cash of $59.6 million primarily in connection with the purchase and sales of investments. Its financing activities used $35.3 million to repay borrowings on its credit facility, $22.6 million for distributions to stockholders, $1.5 million to repurchase common stock and $0.1 million for the payment of financing and offering costs.

STOCK REPURCHASE PROGRAM

THL Credit has provided its stockholders with notice of its intention to repurchase shares of its common stock in accordance with 1940 Act requirements. For the three month period ended June 30, 2017, THL Credit repurchased 0.2 million shares of its common stock at an average price of approximately $10.01 per share, inclusive of commissions, or a weighted average discount to its net asset value of 14.7 percent. The total dollar amount of shares repurchased during the three month period ended June 30, 2017 was $1.5 million.

These repurchases were completed pursuant to a $20.0 million stock repurchase program authorized by THL Credit’s Board of Directors on March 7, 2017. Unless extended by its board, the stock repurchase program will terminate on March 7, 2018 and may be modified or terminated at any time for any reason without prior notice. The timing and amount of any stock repurchases will depend on the terms and conditions of the repurchase program and no assurances can be given that any particular amount will be purchased. THL Credit will immediately retire all such shares of common stock that it purchases.

For the three month period ended June 30, 2016, THL Credit repurchased 0.1 million shares of its common stock at an average price of approximately $10.99 per share, inclusive of commissions, or a weighted average discount to its net asset value of 10.3 percent. The total dollar amount of shares repurchased during the three month period ended June 30, 2016 was $1.0 million.

RECENT DEVELOPMENTS

From July 1, 2017 through August 3, 2017, THL Credit closed one new first lien senior secured debt investment totaling $17.6 million in the IT Services industry and two follow-on first lien senior secured debt investments totaling $4.5 million. The new and follow-on floating rate investments have a combined weighted average yield based upon cost at the time of the investment of 8.6 percent.

On July 17, 2017, THL Credit received proceeds of $19.0 million from the repayment of its senior secured first lien term loan in Food Processing Holdings, LLC at par, and $1.2 million of proceeds from the realization of its common equity interest.

On August 1, 2017, THL Credit’s board of directors declared a dividend of $0.27 per share payable on September 29, 2017 to stockholders of record at the close of business on September 15, 2017.

CONFERENCE CALL

The Company will host a conference call to discuss these results and its business outlook on August 4, 2017, at 10:30 a.m. Eastern Time. The conference call will be led by Sam W. Tillinghast and Christopher J. Flynn, co-chief executive officers, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 49565563. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through August 11, 2017, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 49565563. The replay will also be available on the THL Credit’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	June 30, 2017	December 31, 2016
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $515,029 and $519,837, respectively)	$496,073	$501,992
Controlled investments (cost of $163,582 and $150,765, respectively)	178,255	167,207
Non-controlled, affiliated investments (cost of $4 and $4, respectively)	4	4

Total investments at fair value (cost of $678,615 and $670,606, respectively)	$674,332	$669,203
Cash	3,924	6,376
Interest, dividends, and fees receivable	8,729	9,041
Deferred financing costs	2,182	2,527
Deferred tax assets	3,909	2,442
Prepaid expenses and other assets	1,116	1,225
Due from affiliate	524	590

Total assets	$694,716	$691,404

Liabilities:
Loans payable ($200,241 and $182,862 face amounts, respectively, reported net of deferred financing costs of $1,078 and $1,207, respectively.)	$199,163	$181,655
Notes payable ($110,000 and $110,000 face amounts, respectively, reported net of deferred financing costs of $3,322 and $3,653, respectively.)	106,678	106,347
Deferred tax liability	3,932	4,518
Accrued incentive fees	2,239	3,243
Base management fees payable	2,658	2,608
Accrued expenses and other payables	1,745	1,701
Income taxes payable	876	—
Accrued interest and fees	55	961
Other deferred liabilities	272	501
Interest rate derivative	—	50

Total liabilities	317,618	301,584
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 32,776 and 32,925 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	33	33
Paid-in capital in excess of par	435,865	437,623
Net unrealized depreciation on investments, net of provision for taxes of $3,932 and $3,656, respectively	(6,815)	(5,197)
Net unrealized depreciation on interest rate derivative	—	(50)
Accumulated net realized losses	(63,749)	(51,732)
Accumulated undistributed net investment income	10,934	8,428

Total net assets attributable to THL Credit, Inc.	376,268	389,105
Net assets attributable to non-controlling interest	830	715

Total net assets	$377,098	$389,820

Total liabilities and net assets	$694,716	$691,404

Net asset value per share attributable to THL Credit, Inc.	$11.48	$11.82

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$13,802	$15,845	$27,735	$34,852
Dividend income	139	74	139	74
Other income	1,030	765	1,495	1,057
From non-controlled, affiliated investments:
Other income	284	380	540	865
From controlled investments:
Interest income	1,768	839	3,647	1,172
Dividend income	3,111	2,539	6,241	4,956
Other income	141	38	282	75

Total investment income	20,275	20,480	40,079	43,051
Expenses:
Interest and fees on borrowings	3,941	3,489	7,813	7,004
Base management fees	2,658	2,809	5,212	5,712
Incentive fees	1,151	—	2,465	30
Administrator expenses	711	893	1,537	1,820
Other general and administrative expenses	541	606	1,046	1,179
Amortization of deferred financing costs	405	384	805	769
Professional fees	429	372	704	830
Directors’ fees	169	200	349	410

Total expenses	10,005	8,753	19,931	17,754
Income tax provision, excise and other taxes	116	65	305	236

Net investment income	10,154	11,662	19,843	25,061
Realized Gain and Change in Unrealized Appreciation on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(10,040)	3,655	(10,905)	(1,964)
Controlled investments	—	26	—	(10,887)
Foreign currency transactions	(1)	—	(74)	—

Net realized (loss) gain on investments	(10,041)	3,681	(10,979)	(12,851)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	333	(19,057)	(2,974)	(26,786)
Controlled investments	457	3,206	(19)	14,330
Translation of assets and liabilities in foreign currencies	(593)	—	(519)	—

Net change in unrealized (depreciation) appreciation on investments	197	(15,851)	(3,512)	(12,456)
Net change in unrealized appreciation (depreciation) attributable to non-controlling interests	54	—	113	—

Net realized and unrealized loss from investments	(9,790)	(12,170)	(14,378)	(25,307)
Provision for taxes on realized gain on investments	(835)	—	(835)	—
Benefit (provision) for taxes on unrealized gain on investments	1,744	(99)	1,896	(207)

Benefit (provision) for taxes on realized and unrealized gain on investments	909	(99)	1,061	(207)
Interest rate derivative periodic interest payments, net	(13)	(65)	(46)	(167)
Net change in unrealized appreciation (depreciation) on interest rate derivative	13	12	50	(40)

Net increase (decrease) in net assets resulting from operations	$1,273	$(660)	$6,530	$(660)

Net investment income per common share:
Basic and diluted	$0.31	$0.35	$0.60	$0.75
Net increase (decrease) in net assets resulting from operations per common share:
Basic and diluted	$0.04	$(0.02)	$0.20	$(0.02)
Dividends declared and paid	$0.27	$0.34	$0.54	$0.68
Weighted average shares of common stock outstanding:
Basic and diluted	32,873	33,234	32,899	33,290

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through directly originated first lien secured loans, including unitranche investments. In certain instances, the Company also makes second lien, subordinated, or mezzanine debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in lower middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. The Company is headquartered in Boston, with additional investment teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

617-790-6070

Media Contact:

Stanton Public Relations and Marketing, LLC

Doug Allen

212-366-5300

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